                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Hamilton Bancorp Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              HAMILTON BANCORP INC.




                                           September 7, 2000

Dear Stockholder:

         On behalf of the Board of Directors, I am pleased to extend to you an invitation to attend the Annual Meeting of Stockholders of Hamilton Bancorp Inc. to be held in Miami, Florida, on Monday, October 23, 2000, beginning at 10:00 a.m., Eastern Daylight Time.

         The notice of meeting and proxy statement which appear on the following pages contain information about matters which are to be considered at the meeting. During the meeting we will also review our results of operations for the past year and present other information concerning Hamilton Bancorp Inc. and its subsidiary, Hamilton Bank, N.A. The meeting should be interesting and informative, and we hope you will be able to attend.

         In order to ensure that your shares are voted at the meeting, please complete, date, sign and return the enclosed proxy in the enclosed postage-paid envelope at your earliest convenience. Every stockholder's vote is important, whether you own a few shares or many.

                                           Sincerely yours,


                                           /s/ Eduardo A. Masferrer

                                           Eduardo A. Masferrer
                                           Chairman and Chief Executive Officer




                   3750 N.W. 87th Avenue, Miami, Florida 33178

                              HAMILTON BANCORP INC.

                   3750 N.W. 87th Avenue, Miami, Florida 33178

                            NOTICE OF ANNUAL MEETING
                         TO BE HELD ON OCTOBER 23, 2000


                                                               September 7, 2000

         The Annual Meeting of Stockholders of Hamilton Bancorp Inc. will be held at the offices of Hamilton Bancorp at 3750 N.W. 87th Avenue, Miami, Florida, on Monday, October 23, 2000 at 10:00 a.m., Eastern Daylight Time, for the purpose of considering and acting on the following matters:

         1. a proposal to elect the seven nominees named in the attached proxy statement as directors of Hamilton Bancorp in each case until their successors are duly elected and qualified;

         2. a proposal to approve Hamilton Bancorp's 2000 Executive Incentive Compensation Plan; and

         3. such other business as may properly come before the Meeting or any adjournments thereof.

         All holders of record of Hamilton Bancorp's Common Stock on the books of Hamilton Bancorp at the close of business on August 31, 2000 are entitled to notice of and to vote at the Meeting.

                                           By Order of the Board of Directors.


                                           /s/ J. Reid Bingham

                                           J. Reid Bingham
                                           Secretary



         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO ENSURE THAT YOUR SHARES ARE VOTED AT THE MEETING. YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES OR MANY.

                              HAMILTON BANCORP INC.

                   3750 N.W. 87th Avenue, Miami, Florida 33178


                                   ----------

                                 PROXY STATEMENT

                                   ----------

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Hamilton Bancorp Inc. in connection with the Annual Meeting of Stockholders of Hamilton Bancorp and any adjournments or postponements thereof to be held at the offices of Hamilton Bancorp at 3750 N.W. 87th Avenue, Miami, Florida, on Monday, October 23, 2000, at 10:00 a.m., Eastern Daylight Time. The accompanying form of proxy is for use at the Meeting if a stockholder does not attend the Meeting in person or wishes to have his or her shares voted by proxy even if he or she attends the Meeting. The proxy may be revoked by the person giving it at any time before it is exercised by (i) giving written notice of such revocation to the Secretary of Hamilton Bancorp (ii) submitting a proxy having a later date or
(iii) appearing at the Meeting and deciding to vote in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified thereon. If no specification is made, proxies will be voted in favor of approval of Proposals 1 and 2 described below. This proxy statement, the enclosed proxy and the 1999 Annual Report to Stockholders are being first mailed to Hamilton Bancorp's stockholders entitled to notice of the Meeting on or about September 8, 2000. The Annual Report does not constitute "soliciting material" and is not to be deemed "filed" with the Securities and Exchange Commission.

         Hamilton Bancorp will bear the cost of preparing this proxy statement and of soliciting proxies in the enclosed form. Proxies may be solicited by employees of Hamilton Bancorp and its subsidiaries, either personally, by letter or by telephone. Such employees will not be specifically compensated for soliciting such proxies.

VOTING SECURITIES AND PRINCIPAL HOLDERS

         As of August 31, 2000, Hamilton Bancorp had outstanding 10,070,313 shares of Common Stock, par value $.01 per share. Each holder of Common Stock will have the right to one vote for each share of such stock standing in such holder's name on the books of Hamilton Bancorp as of the close of business on August 31, 2000 with respect to each matter voted on at the Meeting. Hamilton Bancorp is not aware of any stockholder who was the beneficial owner of more than 5% of the outstanding shares of Common Stock on August 31, 2000 except for Mr. Eduardo A. Masferrer who reports beneficial ownership of 810,539 shares of Common Stock or 8.0% of the outstanding shares of Common Stock.

         The presence in person or by proxy of a majority of the shares of Common Stock outstanding on August 31, 2000 will constitute a quorum for purposes of conducting business at the Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting only those votes cast "FOR" or "AGAINST" are included. Abstentions and broker non- votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for purpose the of determining whether a quorum is present.

PROPOSAL 1.  ELECTION OF DIRECTORS

INFORMATION AS TO DIRECTORS AND EXECUTIVE OFFICERS

         Directors of Hamilton Bancorp will be elected by a plurality of the votes, represented in person or by proxy, cast at the Annual Meeting. Shares cannot be voted for a greater number of persons than the number of nominees named herein. Should any nominee be unavailable for election by reason of death or other unexpected occurrence, the enclosed proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the Board of Directors and election of any substitute nominee. In addition, the Board may reduce the number of directors to be elected at the Meeting.

         The Board of Directors recommends that the stockholders elect the seven
(7) nominees for directors listed below as directors of Hamilton Bancorp in each case until their successors are duly elected and qualified.

         PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED "FOR" THE ELECTION OF THE SEVEN (7) NOMINEES NAMED BELOW, IN EACH CASE UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

         Listed below are the names of the seven (7) nominees to serve as directors, together with their ages, their principal occupations during the past five years, any other directorships they hold with companies having securities registered under the Securities Exchange Act of 1934 and the years during which their current consecutive terms as directors of Hamilton Bancorp first commenced. No director or nominee for director beneficially owns more than 5% of the outstanding shares of Common Stock except for Mr. Eduardo A. Masferrer who reports beneficial ownership of 8.0% of the outstanding shares of Common Stock. Also listed below are the other Executive Officers of Hamilton Bancorp together with their ages, their principal occupations during the past five years and any other directorships they hold with companies having securities registered under the Securities Exchange Act of 1934.



DIRECTORS' NAME, AGE, PRINCIPAL OCCUPATION AND CERTAIN OTHER DIRECTORSHIPS

Eduardo A. Masferrer, age 51                                Director Since 1988

         MR. MASFERRER has served as Hamilton Bancorp's Chairman of the Board since 1988 and as its President and Chief Executive Officer since 1990. Mr. Masferrer has also served as a director of Hamilton Bank, N.A. since his election in 1988, as Chief Executive Officer of Hamilton Bank since 1990 and as President of Hamilton Bank from 1990 to 1997. Mr. Masferrer is the husband of Ms. Maura A. Acosta.

William Alexander, age 76                                   Director Since 1997

         MR. ALEXANDER has served as a director and Vice Chairman of Hamilton Bank since his election in 1988.

Juan Carlos Bernace, age 39                                 Director Since 1999

         MR. BERNACE has served as an Executive Vice President of Hamilton Bancorp since 1997 and as President, Senior Lending Officer and a Director of Hamilton Bank since 1997, as Executive Vice President of Hamilton Bank from 1996 to 1997 and as Senior Vice President-Manager of Corporate Trade Finance of Hamilton Bank from prior to 1995 to 1996.

Ronald E. Frazier, age 57                                   Director Since 1999

         MR. FRAZIER has served as a director of Hamilton Bank since his election in 1982. Mr. Frazier is the founder and, since its establishment 1973, has served as the President of Ronald E. Frazier & Associates, P.A., a consulting firm specializing in architecture and urban design and planning.

Ronald A. Lacayo, age 44                                    Director Since 1999

         MR. LACAYO has served as a director of Hamilton Bank since his election in 1988. In 1999 Mr. Lacayo served as Chairman and Chief Executive Officer of Banco Nicaraguense de Industria y Comercio, S.A., a commercial bank in Nicaragua. Since 1996, Mr. Lacayo also has served as the President and Chief Executive Officer of Cruger Wets S.A., a financial consulting firm in Miami, Florida, and from prior to 1995 as the Secretary of The Record Companies Group, an El Salvadorian manufacturer of automotive batteries. From prior to 1995 to 1997 Mr. Lacayo was the President and Chief Executive Officer of Raymel Corporation, a sportswear manufacturer in Miami, Florida.

George A. Lyall, age 76                                     Director Since 1999

         MR. LYALL has served as a director of Hamilton Bank since his election in 1988. Since 1991 Mr. Lyall has served as the Chairman of the Board of Miami Air International, a charter air carrier.

Benton L. Moyer, age 58                                     Director Since 1999

         MR. MOYER has served as a director of Hamilton Bank since his election in January 1999. From 1968 until his retirement in 1996, Mr. Moyer was employed by the Bank of Boston, principally as a General Manager, in Latin America, Australia, Taiwan and Boston. Since 1996 Mr. Moyer has served as a senior consultant for H. C. Wainwright, a financial consulting firm in Boston, Massachusetts. Since 1999 Mr. Moyer has also served as a director and Vice Chairman of Banco Bisa, a Bolivian bank.

OTHER CURRENT EXECUTIVE OFFICERS NAME, AGE, PRINCIPAL OCCUPATION AND CERTAIN OTHER DIRECTORSHIPS

Maura A. Acosta, age 50

         MS. ACOSTA has served as an Executive Vice President of Hamilton Bancorp since 1997, as a Director from 1997 to 1999 and as First Vice President from 1993 to 1997. Ms. Acosta has also served as an Executive Vice President of Hamilton Bank since 1994 and prior to 1994 as a Senior Vice President of Hamilton Bank. Ms. Acosta is the wife of Mr. Eduardo A. Masferrer.

J. Reid Bingham, age 54

         MR. BINGHAM has served as General Counsel and Secretary of Hamilton Bancorp and Hamilton Bank since 1996. From prior to 1995 to 1996 Mr. Bingham was a partner in the law firm of Concepcion, Sexton, Bingham & Urdaneta.

Felix M. Garcia, age 50

         MR. GARCIA has served as an Executive Vice President of Hamilton Bank since 2000. From 1999 to 2000, Mr. Garcia served as Executive Vice President and Head of Corporate Lending of Union Planters Bank. From 1985 to 1999, Mr. Garcia held various positions with Republic National Bank of Miami, including Executive Vice President and Chief Credit Officer from 1993 to 1999. From 1972 to 1985 Mr. Garcia held various positions with the Office of Comptroller of the Currency.

James J. Gartner, age 58

         MR. GARTNER has served as Executive Vice President - Risk Management of Hamilton Bank since March 2000. From 1998 to 2000 Mr. Gartner was Executive Vice President and a Director of First National Bank of Nevada and First Bank Arizona, N.A., Scottsdale, Arizona. From 1996 to 1998 Mr. Gartner was Executive Vice President and Director of Bank of Arizona, Scottsdale, Arizona, and Executive Vice President of The Bank of New Mexico, Albuquerque, New Mexico. From prior to 1995 to 1996 Mr. Gartner was Executive Vice President and Chief Credit Officer of Fourth Financial Corp., Wichita, Kansas.

Maria Justo, age 41

         MS. JUSTO has served as an Executive Vice President of Hamilton Bank since April 2000 and as Senior Vice President from July 1999 to April 2000. From 1996 to 1999 Ms. Justo was President and Chief Executive Officer of Eagle National Bank, N.A., Miami, Florida. From prior to 1995 to 1996 Ms. Justo was Vice President and Team Leader for the Southern Cone of Barclays Bank PLC, Miami Agency.

OWNERSHIP OF EQUITY SECURITIES

         The following table sets forth information concerning the beneficial ownership of the Common Stock of Hamilton Bancorp as of August 31, 2000 by (i) each director and nominee for director, (ii) each person known to Hamilton Bancorp to be the beneficial owner of more than 5% of its outstanding Common Stock, (iii) the Chief Executive Officer and the other Executive Officers listed in the summary compensation table and (iv) all directors and Executive Officers of Hamilton Bancorp as a group.

                                Amount and Nature of   Percentage of Outstanding
Name of Beneficial Owner        Beneficial Ownership        Shares Owned
------------------------        --------------------   -------------------------

Eduardo A. Masferrer .........      810,539(1)                 8.0%
Maura A. Acosta ..............       99,475(2)                 1.0%
William Alexander ............       22,353(3)                  *
Juan Carlos Bernace ..........      124,864(4)                 1.1%
Ronald E. Frazier ............       50,084(5)                  *
Ronald A. Lacayo .............      101,019(6)                 1.0%
George A. Lyall ..............       56,074(7)                  *
Benton L. Moyer ..............        5,000(8)                  *
John M. R. Jacobs ............       16,245(9)                  *
J. Reid Bingham ..............       45,920(10)                 *


All Directors and executive
officers of Hamilton Bancorp
as a group, including those
listed above (13 persons).....    1,255,653(11)              11.93%


------------------------
 *       Less than 1%

(1) Includes (i) 17,687 shares of Common Stock held by Mr. Masferrer and his wife, Maura A. Acosta, as joint tenants with rights of survivorship and (ii) 48,750 shares of Common Stock issuable upon the exercise of options granted to Mr. Masferrer under the Stock Option Plans. Does not include 81,788 of the shares of Common Stock reported as beneficially owned by Maura A. Acosta or 19,325 of Common Stock issuable upon the exercise of options granted to Mr. Masferrer under the Stock Option Plans, which options are not currently exercisable.

(2) Includes (i) 17,687 shares of Common Stock held by Ms. Acosta and her husband, Eduardo A. Masferrer, as joint tenants with rights of survivorship and (ii) 81,288 shares of Common Stock issuable upon the exercise of options granted to Ms. Acosta under the Stock Option Plans. Does not include 792,852 of the shares of Common Stock reported as beneficially owned by Eduardo

         A. Masferrer or 14,155 shares of Common Stock issuable upon the exercise of options granted to Ms. Acosta under the Stock Option Plans, which options are not currently exercisable.

(3) Includes 19,749 shares of Common Stock issuable upon the exercise of options granted to Mr. Alexander under the Stock Option Plans. Does not include 3,666 shares of Common Stock issuable upon the exercise of options granted to Mr. Alexander under the Stock Option Plans, which options are not currently exercisable.

(4) Includes 120,864 shares of Common Stock issuable upon the exercise of options granted to Mr. Bernace under the Stock Option Plans. Does not include 21,975 shares of Common Stock issuable upon the exercise of options granted to Mr. Bernace under the Stock Option Plans, which options are not currently exercisable.

(5) Includes 50,084 shares of Common Stock issuable upon the exercise of options granted to Mr. Frazier under the Stock Option Plans. Does not include 3,666 shares of Common Stock issuable upon the exercise of options granted to Mr. Frazier under the Stock Option Plans, which options are not currently exercisable.

(6) Includes 27,084 shares of Common Stock issuable upon the exercise of options granted to Mr. Lacayo under the Stock Option Plans. Does not include 3,666 shares of Common Stock issuable upon the exercise of options granted to Mr. Lacayo under the Stock Option Plans, which options are not currently exercisable.

(7) Includes 50,245 shares of Common Stock issuable upon the exercise of options granted to Mr. Lyall under the Stock Option Plans. Does not include 3,666 shares of Common Stock issuable upon the exercise of options granted to Mr. Lyall under the Stock Option Plans, which options are not currently exercisable.

(8) Does not include 6,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Moyer under the Stock Option Plans, which options are not currently exercisable.

(9) Includes 15,245 shares of Common Stock issuable upon the exercise of options granted to Mr. Jacobs under the Stock Option Plans. Does not include 7,748 shares of Common Stock issuable upon the exercise of options granted to Mr. Jacobs under the Stock Option Plans, which options are not currently exercisable.

(10) Includes 38,420 shares of Common Stock issuable upon the exercise of options granted to Mr. Bingham under the Stock Option Plans. Does not include 8,023 shares of Common Stock issuable upon the exercise of options granted to Mr. Bingham under the Stock Option Plans, which options are not currently exercisable.

(11) Includes an aggregate of 451,568 shares of Common Stock issuable upon the exercise of options granted under the Stock Option Plans. Does not include an aggregate of 116,505 shares of Common Stock issuable upon the exercise of options granted under the Stock Option Plans, which options are not currently exercisable. See footnotes (1) - (10) above

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         AUDIT COMMITTEE. The Audit Committee of the Board of Directors held two meetings in 1999. The principal responsibilities of the Committee are to ensure that the Board of Directors receives objective information regarding policies, procedures and activities of Hamilton Bancorp with respect to auditing, accounting, internal accounting controls, financial reporting, regulatory matters and such other activities of Hamilton Bancorp as may be directed by the Board of Directors. The following directors are the current members of the Audit
Committee: Messrs. Ronald Frazier, Thomas F. Gaffney, Ronald A. Lacayo, George Lyall and Ben L. Moyer.

         COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors held three meetings in 1999. The Compensation Committee is authorized, among other things, to review and make recommendations to the Board of Directors regarding employee compensation, to administer various employee benefit plans and to monitor employment conditions and personnel policies. The following directors are the current members of the Compensation Committee: Messrs. William Alexander, Ronald Frazier and George Lyall.

         ATTENDANCE. The Board of Directors of Hamilton Bancorp held six meetings in 1999. All of the directors attended at least 75% of the aggregate of the meetings of the Board of Directors of Hamilton Bancorp and of the above committees on which they served, during the period they were directors and members of such committees in 1999.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by Hamilton Bancorp for services rendered during the past year to the five most highly compensated Executive Officers (the "Named Officers") of Hamilton Bancorp and/or Hamilton Bank.

                                              SUMMARY COMPENSATION TABLE

                                                                                                      Long-term
                                                                                                     Compensation
                                                            Annual Compensation                         Awards
                                        ----------------------------------------------------------   ------------
                                                                                                      Securities
                                                                                   Other Annual       Underlying      All Other
               Name and                              Salary           Bonus        Compensation        Options      Compensation
          Principal Position            Year           ($)             ($)              ($)               #              ($)
          ------------------            ----         ------           -----        ------------      ------------    ------------
Eduardo A. Masferrer...............     1999         853,534         662,000           --(1)                 --(4)      2,500(2)
   Chairman of the                      1998         775,900       1,103,591           --(1)                -0-         4,621(2)
     Board, President and               1997         705,400         798,058        9,500(3)                -0-         4,400(2)
     Chief Executive Officer

Juan Carlos Bernace..................   1999         220,000          70,000           --(1)                 --(4)      2,500(2)
   Executive Vice President             1998         200,000         100,000           --(1)             35,576         4,648(2)
                                        1997         152,499          95,000           --(1)             48,396         4,400(2)

Maura A. Acosta.......................  1999         203,000          49,000           --(1)                 --(4)      2,500(2)
   Executive Vice President             1998         195,000          70,000           --(1)             20,062         4,664(2)
                                        1997         191,800          60,000           --(1)             19,163         4,400(2)

John M. R. Jacobs.....................  1999         160,000          42,000           --(1)                 --(4)      2,070(2)
   Senior Vice President                1998         140,000          80,000           --(1)             10,000         4,050(2)
                                        1997          93,205             -0-           --(1)              8,578              -0-

J. Reid Bingham.......................  1999         170,000          24,500            -(1)                 --(4)      2,431(2)
   General Counsel and                  1998         165,000          35,000            -(1)             10,000         4,855(2)
     Secretary                          1997         150,000          30,000            -(1)             12,253         1,688(2)

----------

(1) The aggregate amount of perquisites and other personal benefits provided to such Named Officer is less than 10% of the total annual salary and bonus of such officer.
(2) Represents matching and additional contributions made by Hamilton Bank under its 401(k) plan.
(3) Represents Hamilton Bank director fees paid to Mr. Masferrer during the first three months of 1997.
(4) Does not include the following options to purchase shares of Common Stock granted in January 2000 for performance in 1999:

                  Eduardo A. Masferrer  - 19,325
                  Juan Carlos Bernace   - 13,117
                  Maura A. Acosta       -  7,468
                  John M. R. Jacobs     -  4,415
                  J. Reid Bingham       -  4,690

DIRECTORS' COMPENSATION

         The directors of Hamilton Bancorp, other than Executive Officers or directors of Hamilton Bank, receive a quarterly retainer of $4,000 and a fee of $1,000 for each meeting of the Board or committee attended in excess of regular quarterly meetings of the Board and one meeting of each committee per year. The directors of Hamilton Bank, other than Executive Officers, receive from Hamilton Bank a monthly retainer of $6,000 ($6,900 effective May 1, 2000), a fee of $1,500 for each meeting attended of the Board of Directors of Hamilton Bank and a fee of $1,000 for each meeting attended of a Board committee of Hamilton Bank. Hamilton Bancorp also reimburses all directors of Hamilton Bancorp for all travel-related expenses incurred in connection with their activities as directors.

HAMILTON BANCORP BONUS POLICY

         Historically, Hamilton Bank has distributed an aggregate percentage of up to 11% (approximately 5% in 1999) of pre-tax net income, after the deduction of loan loss provisions ("Available Pre-Tax Net Income"), to its executive officers and other employees as bonuses. Up to five percent (5%) of the Available Pre-Tax Net Income has historically been distributed to Eduardo A. Masferrer, Hamilton Bancorp's Chairman of the Board, President and Chief Executive Officer, although in 1998 and 1999 the amount was 3% and 2%, respectively. Up to 6% (3.2% in 1999) of the Available Pre-Tax Net Income has historically been distributed to other employees based upon and in accordance with the following criteria: (i) each employee whose job performance was satisfactory or better, as determined by an appropriate department head, has received a bonus equal to two weeks' salary, (ii) each employee whose quarterly job performance is significantly above average, as determined by an appropriate department head, has received an additional bonus equal to one week's salary for each quarter in which such a review is received and (iii) any remaining portion of the percentage is distributed to those employees who have made superior contributions to Hamilton Bank and Hamilton Bancorp during the year as determined by the Personnel Management Committee. Hamilton Bank may also make an additional contribution from the Available Pre-Tax Net Income to the 401(k) plan for its executive officers and other employees on behalf of all participants in the 401(k) plan at the end of the year. During the year ended December 31, 1999, $1,572,689 of Available Pre-Tax Net Income was distributed pursuant to the bonus plan.

HAMILTON BANCORP STOCK OPTION PLANS

         In December 1993, Hamilton Bancorp adopted the 1993 Stock Option Plan for Key Employees and Directors, pursuant to which 624,302 shares of Common Stock are currently reserved for issuance upon exercise of options. In June 1998, Hamilton Bancorp adopted the 1998 Executive Incentive Compensation Plan, pursuant to which 87,500 shares of Common Stock are currently reserved for issuance upon exercise of options. The 1993 Stock Option Plan and the 1998 Executive Incentive Compensation Plan (collectively, the "Stock Option Plans") are designed as a means to retain and motivate key employees and directors. Hamilton Bancorp's Compensation Committee, or in the absence thereof, the Board of Directors, administers and interprets the Stock Option Plans and is authorized to grant options thereunder to all eligible employees of Hamilton Bancorp including executive officers and directors (whether or not they are employees) of Hamilton Bancorp or affiliated companies. Options granted under the Stock Option Plans are on such terms and at such prices as determined by the Compensation Committee, except that the per share exercise price of incentive stock options cannot be less than the fair market value of the Common Stock on the date of grant. Each option is exercisable after the period or periods specified in the option agreement, but no option may be exercisable after the expiration of ten years from the date of grant. The 1993 Stock Option Plan will terminate on December 3, 2003 and the 1998 Stock Option Plan will terminate on June 15, 2008, unless either is sooner terminated by Hamilton Bancorp's Board of Directors. Incentive stock options granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of Hamilton Bancorp or its subsidiary must have an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant, and a term of no more than five years. The Stock Option Plans also authorize Hamilton Bancorp to make or guarantee loans to optionees to enable them to exercise their options. Such loans must (i) provide for recourse to the optionee, (ii) bear interest at a rate not less than the prime rate of interest and (iii) be secured by the shares of Common Stock purchased. The Board of Directors has the authority to amend or terminate the Stock Option Plans, provided that no such amendment may impair the rights of the holder of any outstanding option without the written consent of such holder, and provided further that certain amendments of the Stock Option Plans are subject to stockholder approval.

         No options to purchase shares of Common Stock were granted under the Stock Option Plans to the Named Officers during the year ended December 31, 1999.

         Options to purchase shares of Common Stock were granted, however, under the Stock Option Plans to the Named Officers in January 2000 with respect to such Named Officers' performance during the year ended December 31, 1999. The following table sets forth certain information with respect to options to purchase shares of Common Stock granted under the Stock Option Plans in January 2000 with respect to the Named Officers' performance during the year ended December 31, 1999. The table also describes the hypothetical gains that would exist for the respective options granted based on assumed rates of annual compounded stock appreciation of 5% and 10% from the date of grant to the end of the option term. These hypothetical gains are based on assumed rates of appreciation and, therefore, the actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock market conditions and the Named Officer's continued employment with Hamilton Bancorp or its subsidiaries. As a result, the amounts reflected in this table may not necessarily be achieved.

                          OPTION GRANTS IN JANUARY 2000





                                    Individual Grants                                  Potential Realizable
                             ----------------------------                             Value At Assumed Annual
                             Number of        % of                                     Rates of Stock Price
                             Securities    Total Options                             Appreciation for Option
                             Underlying      Granted to   Exercise                             Term
                              Options       Employees in    Price      Expiration     -----------------------
Name                         Granted (#)    January 2000   ($/Sh)         Date           5%            10%
----                         -----------   -------------  --------     ----------     --------      --------
Eduardo A. Masferrer ..        19,325         19.97%      $  17.75        1/3/10      $215,723      $546,684
Juan Carlos Bernace ...        13,117         13.56%         17.75        1/3/10      $146,423      $371,066
Maura A. Acosta .......         7,468          7.72%         17.75        1/3/10      $ 83,364      $211,262
J. Reid Bingham .......         4,692          4.85%         17.75        1/3/10      $ 52,376      $132,732
John M. R. Jacobs .....         4,415          4.56%         17.75        1/3/10      $ 49,284      $124,896



         The following table shows information concerning the exercise of stock options during fiscal year 1999 by each of the Named Officers and the fiscal year-end value of their unexercised options.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                                  Value of Unexercised In-
                                                                       Number of Unexercised        The-Money Options
                                         Shares                        Options At FY-End (#)         At FY-End ($)(1)
                                        Acquired         Value       -------------------------   -------------------------
      Name                            On Exercise      Realized($)   Exercisable/Unexercisable   Exercisable/Unexercisable
      ----                            -----------      -----------   -------------------------   -------------------------
Eduardo A. Masferrer ....                  -0-             -0-              48,750/-0-                  $395,850/-0-
Maura A. Acosta .........                  -0-             -0-              74,600/13,375               $395,850/-0-
Juan Carlos Bernace .....                  -0-             -0-             109,005/23,717               $395,850/-0-
John M. R. Jacobs .......                  -0-             -0-              11,911/6,667                    $-0-/-0-
J. Reid Bingham .........                  -0-             -0-              35,086/6,667                $158,340/-0-



----------

(1) Represents the difference between the closing price of Hamilton Bancorp's common stock on December 31, 1999 ($17.75) and the exercise price of the options multiplied by the number of shares represented by such options.

401(k) PLAN

         Hamilton Bank maintains a 401(k) plan for its executive officers and other employees. Under the terms of the 401(k) plan, for each dollar contributed by an employee, Hamilton Bank intends to contribute a discretionary amount on behalf of the participant (the "Matching Contribution"). In addition, at the end of the plan year, Hamilton Bank may make an additional contribution from the Available Pre-Tax Net Income bonus pool on behalf of all participants at the end of the year ("Additional Contribution"). The amount that Hamilton Bank contributes to the 401(k) plan has historically varied from year to year. During the year ended December 31, 1999, Hamilton Bank made a $0.25 Matching Contribution and no Additional Contribution on behalf of each participant in the aggregate amount of $80,204.

EMPLOYMENT AGREEMENT

         Effective October 1, 1999, Hamilton Bancorp entered into a new employment agreement with Eduardo A. Masferrer for Mr. Masferrer's service to Hamilton Bancorp as Chairman of the Board, President and Chief Executive Officer for the employment period from October 1, 1999 through December 31, 2004 (the "Employment Agreement"). The term of the Employment Agreement is automatically extended for an additional year each December 31, unless either Hamilton Bancorp or Mr. Masferrer provides written notice of election not to renew at least 90 days before the applicable December 31.

         Mr. Masferrer's annual rate of base salary under the Employment Agreement is set at the rate in effect as of the date of the Employment Agreement (US$853,534) through December 31, 1999. Thereafter, base salary shall be reviewed by Hamilton Bancorp at least annually and any base salary increase shall be effective each January 1, beginning January 1, 2000. Hamilton Bancorp may not, however, reduce Mr. Masferrer's base salary at any time during the term of the Employment Agreement. In addition, the Employment Agreement provides for eligibility for an annual incentive payment (the "Annual Incentive Payment") up to five percent (5%) of pre-tax net income, after the deduction of loan loss provisions of Hamilton Bancorp. The amount actually awarded to Mr. Masferrer will be determined by Hamilton Bancorp's Board of Directors. Pursuant to the Employment Agreement, Mr. Masferrer received an Annual Incentive Payment of $662,000 for Hamilton Bancorp's 1999 fiscal year. Mr. Masferrer is also entitled to receive certain enumerated perquisites, a supplemental retirement benefit which shall be no less than $650,000 per year beginning at age 65 and paid annually for 15 years and to participate in the various employee benefit plans which Hamilton Bancorp maintains or adopts during his employment period.

         The Employment Agreement provides for severance payments to Mr. Masferrer in the event that Hamilton Bancorp terminates Mr. Masferrer's employment during the employment period without cause or if Mr. Masferrer resigns for "good reason" (resignation due to a breach by Hamilton Bancorp of its obligations under the Employment Agreement), including an amount equal to the remaining term of the Employment Agreement times the current annual base salary in effect at the date of termination, an amount equal to two times the aggregate Annual Incentive Payment paid to Mr. Masferrer for the most recently completed calendar year multiplied by a ratio whose numerator is the number of the current month as of the date of termination and the denominator is twelve and any amounts due under the supplemental retirement benefit plan and any stock option plans without regard to "vesting."

         The Employment Agreement provides for a change of control benefit if within 24 months after a change of control Hamilton Bancorp terminates Mr. Masferrer's employment other than for cause or disability or if Mr. Masferrer terminates his employment for "good reason." The change of control benefit is an amount equal to 2.99 times his average annualized compensation in the preceding 5 years. Hamilton Bancorp shall also pay to Mr. Masferrer any amounts due under the supplemental retirement benefit plan and any stock option plans without regard to "vesting."

          Each of the other Named Officers also entered into employment agreements with Hamilton Bancorp, each dated October 1, 1999. The agreements provide that the Named Officers' compensation will not be reduced below his/her 1999 salary as reflected in the Summary Compensation Table and are for a term of two to three years. Each contract also provides for a performance bonus in the event of a change in control of Hamilton Bancorp at a per share price exceeding $24 per share. The performance bonus will be equal to the Named Officer's compensation for the year preceding the change in control. Each December 31 the term of each employment contract is extended for an additional year unless Hamilton Bancorp or the Named Officer affirmatively elects not to so extend the employment agreement.

         All of the employment agreements provide that if the employee leaves Hamilton Bancorp and its subsidiaries such employee will not attempt to influence any customers of Hamilton Bancorp and its subsidiaries to curtail any business they may transact with Hamilton Bancorp and its subsidiaries or attempt to influence any employee of Hamilton Bancorp and its subsidiaries to terminate his/her employment with Hamilton Bancorp and its subsidiaries.

         The term "change of control" as used in the employment agreements means
(i) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions with respect to which persons who were the shareholders of Hamilton Bancorp immediately prior to such transaction do not, immediately thereafter, directly or indirectly, own more than 80% of the combined voting power of the reorganized, merged or consolidated entity's then outstanding voting securities; (ii) a liquidation or dissolution of Hamilton Bancorp; (iii) the sale of more than 50% of the assets of Hamilton Bancorp to any person or entity not controlled by or under common control with Hamilton Bancorp or (iv) the acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, (excluding any employee benefit plan of Hamilton Bancorp or its subsidiaries) of more than twenty percent (20%) of either the then outstanding shares of common stock or the combined voting power of Hamilton Bancorp's then outstanding voting securities entitled to vote generally in election of directors.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee consists of three non-employee directors:
Messrs. William Alexander, Ronald Frazier and George Lyall. This report relates to compensation paid for Hamilton Bancorp's 1999 fiscal year to Eduardo A. Masferrer, Chairman, President and Chief Executive Officer of Hamilton Bancorp and all of the executive officers of Hamilton Bancorp.

COMPENSATION PHILOSOPHY

         Hamilton Bancorp's executive compensation program is designed to closely link compensation to corporate performance and returns to stockholders. The principal objectives of this strategy are to attract and retain high quality executive talent, to motivate these executives to achieve Hamilton Bancorp's strategic goals and to link executive and stockholder interests. To this end, Hamilton Bancorp has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to Hamilton Bancorp's success in meeting specified performance goals and to appreciation in the price of Hamilton Bancorp's Common Stock.

         To meet these goals, the Compensation Committee reviews Hamilton Bancorp and personal performance, stock price and executive compensation levels. An independent executive compensation consultant has been used from time to time to assess the competitiveness of the executive compensation program in relation to those of other public corporations with which Hamilton Bancorp competes for executive talent. The corporations whose compensation practices have been studied as part of this comparative review include the full range of corporations with which Hamilton Bancorp competes for executive talent both within and outside the banking industry.

         The key elements of Hamilton Bancorp's executive compensation in fiscal 1999 consisted of three components, each of which is intended to serve Hamilton Bancorp's overall compensation philosophy: base salary, the annual bonus and stock options. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Eduardo
A. Masferrer, Hamilton Bancorp's Chairman, President and Chief Executive Officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by Hamilton Bancorp and Hamilton Bank to each individual, including pension benefits, insurance and other benefits, as well as the programs described below.

         Under Section 162 (m) of the Internal Revenue Code of 1986, as amended, publicly traded corporations such as Hamilton Bancorp are not permitted to deduct compensation in excess of $1,000,000 paid to certain top executives, unless the compensation qualifies as "performance-based compensation". The annual cash bonus paid to Mr. Eduardo A. Masferrer with respect to 1999 resulted in his compensation exceeding $1,000,000, but was deductible as "performance based compensation". For 1998 and subsequent years the Compensation Committee set Mr. Masferrer's "performance based compensation" bonus percentage at five percent (5%) of Available Pre-Tax Net Income, although the Committee reserves the right to reduce this amount in its discretion after year end results are known. It is expected that if compensation paid to Mr. Masferrer with respect to 2000 exceeds $1,000,000, it will be deductible as "performance based compensation".

BASE SALARY

         Base salaries for executive officers are determined by evaluating the responsibilities of the executive's position and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies.

         Executives' base salaries are reviewed by the Compensation Committee on an annual basis and adjustments are determined by (i) evaluating the performance of Hamilton Bancorp and each executive officer, (ii) considering changes in responsibilities for executives, (iii) with respect to executive officers with responsibility for a particular business unit, considering the unit's financial results and (iv) considering increases in median pay levels for comparable positions at other companies and salary increases granted to other employees of Hamilton Bancorp, aiming to implement similar increases to maintain a competitive position.

         Mr. Masferrer's base salary for fiscal year 1999 was $853,534 per year pursuant to the Employment Agreement between Hamilton Bancorp and Mr. Masferrer dated October 1, 1999. Mr. Masferrer's base salary for fiscal year 2000 will be $896,210. This salary reflects a 5% increase over Mr. Masferrer's salary for 1999 and represents a merit increase reflecting the increased growth and increased profitability of Hamilton Bancorp.

ANNUAL BONUS

         Pursuant to Hamilton Bancorp's Annual Bonus Policy, Executive Officers are eligible for an annual cash bonus based on their contribution to Hamilton Bancorp during the year. Historically Hamilton Bancorp has distributed up to 11% (5% to Mr. Eduardo A. Masferrer and 6% to other Executive Officers and employees) of its pre-tax net income, after the deduction of loan loss provisions ("Available Pre-Tax Net Income"), as bonuses to its Executive Officers and other employees. In 1999 Hamilton Bancorp distributed approximately five percent (5%) of the Available Pre-Tax Net Income, two percent (2%) was distributed to Mr. Masferrer by the Personnel, Compensation and Benefits Committee of Hamilton Bank and three percent (3%) to other Executive Officers and employees. The distribution to other Executive Officers and employees was made first as additional weeks' salary based upon a formula relating to each employee's periodic job performance evaluations, second as an additional contribution to the 401(k) plan for Executive Officers and other employees and the balance to those employees, including Executive Officers, who made superior contributions to Hamilton Bancorp during the year.

STOCK OPTIONS

         Under Hamilton Bancorp's 1993 Stock Option Plan and 1998 Executive Incentive Compensation Plan, the Compensation Committee may grant options to purchase Common Stock at its then current market value. The Compensation Committee sets guidelines for the number of such awards based on factors including competitive compensation data, the importance of the executive's position, incentive towards achievement of future long-term goals, corporate performance and individual performance against objectives agreed upon between each employee and his or her manager. The options granted in January 2000 for performance in 1999 vest in thirds twelve, eighteen and twenty-four months after the grant if the executive is then employed with Hamilton Bancorp or Hamilton Bank.

CONCLUSION

         Through the programs described above, a substantial portion of Hamilton Bancorp's executive compensation is linked directly to individual and corporate performance and stock price appreciation. The Compensation Committee intends to continue the policy of directly linking a significant portion of executive compensation to corporate performance and stockholder returns.


                                            COMPENSATION COMMITTEE

                                            William Alexander
                                            Ronald E. Frazier
                                            George A. Lyall

CERTAIN TRANSACTIONS WITH MANAGEMENT

         From time to time, Hamilton Bank makes loans and extends credit to certain of Hamilton Bancorp's and/or Hamilton Bank's officers and directors and to certain companies affiliated with such persons. In the opinion of Hamilton Bancorp all of such loans and extensions of credit were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other third parties. At December 31, 1999, an aggregate of $544,000 of loans and extensions of credit were outstanding to executive officers and directors of Hamilton Bancorp and/or Hamilton Bank and to companies affiliated with such persons.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Hamilton Bancorp's directors, executive officers and holders of more than 10% of Hamilton Bancorp's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Hamilton Bancorp. Based solely upon its review of
Section 16(a) reports furnished to Hamilton Bancorp and upon representations made to Hamilton Bancorp, Hamilton Bancorp believes that during 1999 its directors, executive officers and holders of more than 10% of its Common Stock complied with all Section 16(a) filing requirements, with the exception that Mr. William Alexander filed a late Form 4 relating to his sale of 2,188 shares of Hamilton Bancorp Common Stock in November 1998.

PERFORMANCE GRAPH

         Set forth below is a line graph comparing the cumulative total stockholder return on Hamilton Bancorp's Common Stock, based on the market price of the Common Stock, with the cumulative total return of companies on Standard & Poor's Small Cap 600 Index and the NASDAQ Bank Index, for the period commencing March 31, 1997 and ended December 31, 1999. Returns are based upon the quarter-end to quarter-end price and assume dividends, if any, are reinvested. The graph assumes $100 was invested on March 31, 1997 in Hamilton Bancorp's Common Stock, Standard & Poor's Small Cap 600 Index and the NASDAQ Bank Index.


                                    [Graph]

Date                  HABK        Nasdaq Bank Index     S&P Small Cap
----                  ----        -----------------     -------------
03/31/97               100               100                100
06/30/97               155               117                118
09/30/97               159               137                137
12/31/97               169               151                132
03/31/98               191               161                147
06/30/98               209               154                140
09/30/98               151               126                110
12/31/98               155               133                129
03/31/99               150               127                118
06/30/99               139               136                135
09/30/99               123               122                129
12/31/99               103               123                144


PROPOSAL 2.  APPROVAL OF HAMILTON BANCORP'S 1998 EXECUTIVE INCENTIVE
             COMPENSATION PLAN

BACKGROUND AND PURPOSE

         The Board of Directors has adopted the Hamilton Bancorp Inc. 2000 Executive Incentive Compensation Plan (the "2000 Plan") and recommended that it be submitted to Hamilton Bancorp's stockholders for their approval at the Annual Meeting. The terms of the 2000 Plan are the same as Hamilton Bancorp's existing 1998 Executive Incentive Compensation Plan (the "1998 Plan") except the 2000 plan provides for 300,000 shares of Common Stock reserved for issuance upon exercise of options. The terms of the 2000 Plan provide for grants of stock options and performance or annual incentive awards that may be settled in cash, options or stock (collectively, "Awards"). The 2000 Plan does not supersede the 1993 Stock Option Plan (" 1993 Plan") or the 1998 Plan. The effective date of the 2000 Plan is as of January 1, 2000 (the "Effective Date") if approved by stockholders. No Awards have been made under the 2000 Plan as of the date of this Proxy Statement.

         Stockholder approval of the Plan is required (i) for purposes of compliance with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which are further described below, (ii) in order for the 2000 Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation G promulgated under the 1934 Act and (iii) by the rules of the NASDAQ National Market.

         The following is a summary of certain principal features of the 2000 Plan. This summary is qualified in its entirety by reference to the complete text of the 2000 Plan, which is attached to this Proxy Statement as Exhibit A. Stockholders are urged to read the actual text of the 2000 Plan in its entirety.

SHARES AVAILABLE FOR AWARDS; ANNUAL PER-PERSON LIMITATIONS

         Under the 2000 Plan, the total number of shares of Common Stock that may be subject to the granting of options at any time during the term of the Plan shall be equal to 300,000 shares, plus the number of shares with respect to which options previously granted under the 2000 Plan terminate, expire or are canceled without being exercised and the number of shares that are surrendered in payment of the exercise price of any options or any tax withholding requirements.

         In addition, the 2000 Plan imposes individual limitations on the amount of certain Awards, in part to comply with Code Section 162(m). Under these limitations, during any fiscal year the number of options granted to any one participant may not exceed 150,000 options, subject to adjustment in certain circumstances. The maximum amount that may be paid out as an annual incentive Award or other cash Award in any fiscal year to any one participant, and the maximum amount that may be earned as a performance Award or other cash Award in respect of a performance period by any one participant, is $5,000,000.

         The Compensation Committee is authorized to adjust the limitations applicable to the number of options that may be granted under the 2000 Plan or to any participant and is authorized to adjust outstanding Options (including adjustments to exercise prices of options and other affected terms of Options) in the event that a dividend or other distribution (whether in cash, shares of Common Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Common Stock, so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The Compensation Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

ELIGIBILITY

         The persons eligible to receive Awards under the 2000 Plan are the officers, directors and employees of Hamilton Bancorp and its subsidiaries. An employee on leave of absence may be considered as still in the employ of Hamilton Bancorp or a subsidiary for purposes of eligibility for participation in the 2000 Plan.

ADMINISTRATION

         The 2000 Plan is to be administered by the Compensation Committee, each member of which must be a "non-employee director" as defined under Rule 16b-3 under the 1934 Act and an "outside director" for purposes of Section 162(m) of the Code. However, except as otherwise required to comply with Rule 16b-3 of the 1934 Act, or Section 162(m) of the Code, the Board may exercise any power or authority granted to the Compensation Committee. Subject to the terms of the 2000 Plan, the Compensation Committee or the Board is authorized to select eligible persons to receive Awards, determine the type and number of Awards to be granted and the number of shares of Common Stock to which Options will relate, specify times at which Options will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 2000 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2000 Plan.

STOCK OPTIONS

         The Compensation Committee or the Board is authorized to grant stock options, including both incentive stock options ("ISO's"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The exercise price per share subject to an option are determined by the Compensation Committee, but in the case of an ISO must not be less than the fair market value of a share of Common Stock on the date of grant. For purposes of the 2000 Plan, the term "fair market value" means the fair market value of Common Stock, Awards or other property as determined by the Compensation Committee or the Board or under procedures established by the Compensation Committee or the Board. Unless otherwise determined by the Compensation Committee or the Board, the fair market value of Common Stock as of any given date shall be the closing sales price per share of Common Stock as reported on the principal stock exchange or market on which Common Stock is traded on the immediately preceding day or, if there are no sales on that day, then on the last previous day on which a sale was reported. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Compensation Committee or the Board, except that no option may have a term exceeding ten years. Unless further limited by the Compensation Committee in any option grant, options may be exercised by the payment of the exercise price in cash, by certified or official bank check or money order, with shares owned by the participant for more than 6 months, by authorization for Hamilton Bancorp to withhold shares issuable upon exercise of the option, by a cashless exercise program with a broker or by any combination of the foregoing. The Compensation Committee in its sole discretion may accept a personal check in full or partial payment of any shares.

PERFORMANCE AWARDS, INCLUDING ANNUAL INCENTIVE AWARDS

         The right of a participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to such performance conditions (including subjective individual goals) as may be specified by the Compensation Committee or the Board. In addition, the 2000 Plan authorizes specific annual incentive Awards, which represent a conditional right to receive cash, shares of Common Stock or other Awards upon achievement of certain preestablished performance goals and subjective individual goals during a specified fiscal year. Performance Awards and annual incentive Awards granted to persons whom the Compensation Committee expects will, for the year in which a deduction arises, be "covered employees" (as defined below) will, if and to the extent intended by the Compensation Committee, be subject to provisions that should qualify such Awards as "performance-based compensation" not subject to the limitation on tax deductibility by Hamilton Bancorp under Code Section 162(m).

For purposes of Section 162(m), the term "covered employee" means Hamilton Bancorp's chief executive officer and each other person whose compensation is required to be disclosed in Hamilton Bancorp's filings with the Commission by reason of that person being among the four highest compensated officers of Hamilton Bancorp as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance Award or annual incentive Award intended to qualify under Section 162(m) of the Code is to be exercised by the Compensation Committee and not the Board.

         Subject to the requirements of the 2000 Plan, the Compensation Committee or the Board will determine performance Award and annual incentive Award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. In granting annual incentive or performance Awards, the Compensation Committee or the Board may establish unfunded award "pools," the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the 2000 Plan (including, for example, total stockholder return, net income, pretax earnings, EBITDA, earnings per share, and return on investment). During the first 90 days of a fiscal year or performance period, the Compensation Committee or the Board will determine who will potentially receive annual incentive or performance Awards for that fiscal year or performance period, either out of the pool or otherwise.

         After the end of each fiscal year or performance period, the Compensation Committee or the Board will determine (i) the amount of any pools and the maximum amount of potential annual incentive or performance Awards payable to each participant in the pools and (ii) the amount of any other potential annual incentive or performance Awards payable to participants in the 2000 Plan. The Compensation Committee or the Board may, in its discretion, determine that the amount payable as an annual incentive or performance Award will be reduced from the amount of any potential Award.

OTHER TERMS OF AWARDS

         Awards may be settled in the form of cash, shares of Common Stock or other Awards, in the discretion of the Compensation Committee or the Board. The Compensation Committee or the Board may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares of Common Stock or other property to be distributed will be withheld (or previously acquired shares of Common Stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2000 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Compensation Committee or the Board may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3.

ACCELERATION OF VESTING; CHANGE IN CONTROL

         The Compensation Committee or the Board may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and if so provided in the Award agreement, vesting shall occur automatically in the case of a "change in control" of Hamilton Bancorp, as defined in the 2000 Plan. For purposes of the 2000 Plan, the term "change in control" generally means approval by stockholders of any reorganization, merger or consolidation or other transaction or series of transactions if persons who were stockholders immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company's then outstanding, voting securities, or a liquidation or dissolution of Hamilton Bancorp or the sale of all or substantially all of the assets of Hamilton Bancorp (unless the reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned).

AMENDMENT AND TERMINATION

         The Board of Directors may amend, alter, suspend, discontinue or terminate the 2000 Plan or the Compensation Committee's authority to grant Awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of Common Stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 2000 Plan which might increase the cost of the 2000 Plan or alter the eligibility of persons to receive Awards. Unless earlier terminated by the Board, the 2000 Plan will terminate on January 1, 2010.

SECURITIES ACT REGISTRATION

         Hamilton Bancorp intends to register the shares of Common Stock available for Awards under the 2000 Plan pursuant to a Registration Statement on Form S-8 filed with the Commission.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS OF OPTIONS

         The following is a brief description of the federal income tax consequences generally arising with respect to Awards of options under the 2000 Plan.

         The grant of an option will create no tax consequences for the participant or Hamilton Bancorp. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable shares of Common Stock acquired on the date of exercise.

         Upon a disposition of shares of Common Stock acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares of Common Stock at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares of Common Stock minus the exercise price. Otherwise, a participant's disposition of shares of Common Stock acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares of Common Stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

         Hamilton Bancorp generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. Hamilton Bancorp generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, Hamilton Bancorp will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares of Common Stock for the ISO holding periods prior to disposition of the shares.

         The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. As discussed above, Hamilton Bancorp intends that options and certain other Awards granted to employees whom the Compensation Committee expects to be covered employees at the time a deduction arises in connection with such Awards, qualify as such "performance-based compensation," so that such Awards will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in
Section 162(m) or the regulations thereunder may adversely affect the ability of Hamilton Bancorp to ensure that options or other Awards under the 2000 Plan will qualify as "performance-based compensation" that is fully deductible by Hamilton Bancorp under Section 162(m).

         The foregoing discussion, which is general in nature and is not intended to be a complete description of the federal income tax consequences of the 2000 Plan, is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2000 Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 2000 Plan should consult a tax advisor as to the tax consequences of participation.

         NEW PLAN BENEFITS. As described above, the selection of employees who will receive awards under the 2000 Plan, if it is approved by the stockholders, and the size and type of Awards will be determined by the Compensation Committee in its discretion. Except as described below, no Awards have been made under the 2000 Plan, nor are any such Awards now determinable. Accordingly it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees in 2000.

         REQUIRED VOTE. The affirmative vote of a majority of the shares of Common Stock, represented in person or by proxy, cast at the Annual Meeting is required to approve the 2000 Executive Incentive Compensation Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 2000 EXECUTIVE INCENTIVE COMPENSATION PLAN.

         PROXIES, UNLESS INDICATED TO THE CONTRARY, WILL BE VOTED "FOR" THE APPROVAL OF THE 2000 EXECUTIVE INCENTIVE COMPENSATION PLAN.

APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors of Hamilton Bancorp has reappointed Deloitte & Touche as independent auditors to audit the financial statements of Hamilton Bancorp for the current fiscal year.

         Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

STOCKHOLDERS PROPOSALS

         Proposals of stockholders intended to be presented at the 2001 annual meeting of Hamilton Bancorp must be in writing, not exceeding 500 words in length, and received by the Secretary of Hamilton Bancorp at its main offices, 3750 N.W. 87 Avenue, Miami, Florida 33178, no later than January 1, 2001. If such proposal or proposals are in compliance with applicable rules and regulations, they will be included in Hamilton Bancorp's proxy statement and form a proxy for that meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ J. Reid Bingham

                                          J. Reid Bingham
                                          Secretary

                                                                       EXHIBIT A



                              HAMILTON BANCORP INC.
                   2000 EXECUTIVE INCENTIVE COMPENSATION PLAN

                     --------------------------------------


         1. PURPOSE. The purpose of this Plan is to advance the interests of HAMILTON BANCORP INC., a Florida corporation (the "Company"), and its Subsidiaries and Affiliates by providing an additional incentive to attract and retain qualified and competent persons who are key employees or directors of the Company and its Subsidiaries and Affiliates, and upon whose efforts and judgment the success of the Company and its Subsidiaries and Affiliates are largely dependent.

         2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

         (a) "Affiliate" shall mean any corporation other than the Company that is a member of an affiliated group of corporations, as defined in
         Section 1504 (determined without regard to Section 1504(b)) of the Internal Revenue Code, of which the Company is a member.

         (b) "Annual Incentive Award" shall mean a conditional right granted to a Participant under Section 11(c) hereof to receive a cash payment, Shares or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

         (c) "Award" shall mean any cash award, Option, Restricted Stock, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

         (d) "Board" shall mean the Board of Directors of the Company.

         (e) "Committee" shall mean the compensation committee appointed by the Board pursuant to Section 16(a) hereof.

         (f) "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

         (g) "Covered Employee" shall mean any individual who, on the last day of the taxable year of the Company, is (i) the Chief Executive Officer of the Company or is acting in such capacity (the "CEO"), (ii) among the four highest compensated officers of the Company and its Subsidiaries and Affiliates (other than the CEO), or (iii) otherwise considered to be a "Covered Employee" within the meaning of Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder.

         (h) "Director" shall mean a member of the Board.

         (i) "Eligible Person" means each Officer of the Company (as defined under the Exchange Act) and other officers, directors and employees of the Company and its Subsidiaries and Affiliates. An employee on leave of absence may be considered as still in the employ of the Company or its Subsidiary or Affiliate for purposes of eligibility for participation in the Plan.

         (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (k) "Fair Market Value" of a Share on any date of reference shall mean the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Committee or the Board in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be
         (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, as reported in any newspaper of general circulation or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. If neither (i), (ii), or (iii) above is applicable, then Fair Market Value shall be determined in good faith by the Committee or the Board in a fair and uniform manner.

         (l) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.

         (m) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (n) "Non-Employee Director" shall mean a Director who is not an employee of the Company or any Subsidiary or Affiliate.

         (o) "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option.

         (p) "Officer" shall mean the Company's Chairman of the Board, President, Chief Executive Officer, principal financial officer, principal accounting officer, any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company.

         As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant. If pursuant to Item 401(b) of Regulation S-K (17 C.F.R.ss.229.401(b)) the Company identifies a person as an "executive officer," the person so identified shall be deemed an "Officer" even though such person may not otherwise be an "Officer" pursuant to the foregoing provisions of this paragraph.

         (q) "Option" (when capitalized) shall mean any option granted under this Plan.

         (r) "Outside Director" shall mean a member of the Board who qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act.

         (s) "Participant" shall mean a person to whom an Award is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

         (t) "Performance Award" shall mean a right, granted to an Eligible Person under Section 11 hereof, to receive Awards based upon performance criteria specified by the Committee or the Board.

         (u) "Plan" shall mean this 2000 Executive Incentive Compensation Plan for the Company.

         (v) "Restricted Stock" means Shares granted to a Participant under
         Section 10 hereof, that are subject to certain restrictions and/or risks of forfeiture.

         (w) "Share" shall mean a share of Common Stock.

         (x) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3. SHARES SUBJECT TO AWARDS.

         (a) LIMITATION ON OVERALL NUMBER OF SHARES SUBJECT TO AWARDS. Subject to adjustment as provided in Section 12(a) hereof, the total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be the sum of (i) 300,000, plus (ii) the number of Shares with respect to Awards previously granted under the Plan that terminate without being exercised, expire, are forfeited or canceled, and the number of Shares that are surrendered in payment of any Awards or any tax withholding with regard thereto. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Subject to adjustment as provided in Section 12(a) hereof, in no event shall the aggregate number of Shares which may be issued pursuant to ISOs exceed 300,000 Shares.

         (b) PER PERSON AWARD LIMITATION. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 150,000 Shares, subject to adjustment as provided in Section 12(a), under each of Sections 5(a) and 10(a). In addition, the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any fiscal year by any one Participant shall be $5,000,000, and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Participant shall be $5,000,000.

         4. INCENTIVE AND NON-QUALIFIED OPTIONS.

         (a) An Option granted hereunder shall be either an Incentive Stock Option or a Non-Qualified Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or a Non-Qualified Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan. Incentive Stock Options may not be granted to any person who is not an employee of the Company or any Subsidiary or Affiliate.

         (b) Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Section 422(b) of the Internal Revenue Code are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations as defined in Section 424 of the Internal Revenue Code), exceeds $100,000.

         5. CONDITIONS FOR GRANT OF OPTIONS.

         (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Participants shall be those persons selected by the Committee in its sole discretion. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

         (b) In granting Options, the Committee shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries or Affiliates and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries and Affiliates with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable,
         (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Participant for a specified period of time, provided that such terms and conditions are not more favorable to a Participant than those expressly permitted herein.

         (c) If applicable, the Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries or Affiliates. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company or its Subsidiaries or Affiliates.

         (d) Notwithstanding any other provision of this Plan, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Internal Revenue Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporation (as defined in Section 424 of the Internal Revenue Code) at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

         (e) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, Options may not be granted to a Covered Employee unless the grant of such Option is authorized by, and all of the terms of such Options are determined by, a Committee that is appointed in accordance with Section 16 of this Plan and all whose members are Outside Directors.

         (f) Incentive Stock Options may not be granted to any Outside
         Directors.

         6. EXERCISE PRICE. The exercise price per Share of any Option shall be any price determined by the Committee but shall not be less than the par value per Share; provided, however, that in no event shall the exercise price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

         7. EXERCISE OF OPTIONS.

         (a) An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Participant's payment to the Company of the amount that is necessary for the Company or Subsidiary or Affiliate employing the Participant to withhold in accordance with applicable Federal or state tax withholding requirements.

         (b) Unless further limited by the Committee in any Option, the consideration to be paid for the Shares to be issued upon exercise of an Option as well as the method of payment of the exercise price and of any withholding and employment taxes applicable thereto, shall consist of: (1) cash, (2) certified or official bank check, (3) money order,
         (4) Shares that have been held by the Participant for at least six (6) months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), (5) the withholding of Shares issuable upon exercise of the Option, (6) pursuant to a

         "cashless exercise" procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares or a margin loan sufficient to pay the exercise price and any applicable income or employment taxes, or (7) in such other consideration as the Committee deems appropriate, or by a combination of the above. In the case of an Incentive Stock Option, the permissible methods of payment shall be specified at the time the Option is granted. The Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, or through the withholding of Shares issuable upon exercise of the Option, the value of the Shares surrendered or withheld shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to a Participant, guarantee a loan to a Participant, or otherwise assist a Participant to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Participant attributable to such exercise. If the exercise price is paid in whole or part with Participant's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Participant purchases upon exercise of such Option, (iii) bear interest at the prime rate of the Company's principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall reasonably require.

         (c) No Participant shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 12 hereof.

         8. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in such Option, except as otherwise provided in this Section 8 and in
Section 13 hereof.

         (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date on which the Option is granted.

         (b) The Committee may in its sole discretion, accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

         9. TERMINATION OF OPTION PERIOD.

         (a) Unless otherwise provided in any Option agreement, the unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                  (i) three months after the date on which the Participant's employment with the Company or any Subsidiary or Affiliate is terminated other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Participant's employment by reason of the Optionee's willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Internal Revenue Code
                  Section 22(e)) of the Participant as determined by a medical doctor satisfactory to the Committee, or (C) death of the Participant;

                  (ii) immediately upon the termination of the Participant's employment with the Company or any Subsidiary or Affiliate for Cause;

                  (iii) twelve months after the date on which the Participant's employment is terminated with the Company or any Subsidiary or Affiliate by reason of a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee;

                  (iv) (A) twelve months after the date of termination of the Participant's employment with the Company or any Subsidiary or Affiliate by reason of death of the Participant, or, if later,
                  (B) three months after the date on which the Participant shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof. All references herein to the termination of the Participants employment shall, in the case of a Participant who is not an employee of the Company or a Subsidiary or Affiliate, refer to the termination of the Participants service with the Company or a Subsidiary or Affiliate.

         (b) The Committee in its sole discretion may by written notice (a cancellation notice) cancel, effective upon the consummation of any corporate transaction described in Subsection 13(b)(ii) or (iii) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

         10. RESTRICTED STOCK. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

         (a) GRANT AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee or the Board). During the restricted period applicable to the Restricted Stock, subject to
         Section 14 below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

         (b) FORFEITURE. Except as otherwise determined by the Committee at the time of the Award, upon termination of a Participant's employment or service with the Company or any Subsidiary or Affiliate during the applicable restriction period, the Participant's Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

         (c) CERTIFICATES FOR STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

         (d) DIVIDENDS AND SPLITS. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property has been distributed.

         11. PERFORMANCE AND ANNUAL INCENTIVE AWARDS.

         (a) PERFORMANCE CONDITIONS. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee or the Board. The Committee or the Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 11(b) and 11(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

         (b) PERFORMANCE AWARDS GRANTED TO DESIGNATED COVERED EMPLOYEES. If and to the extent that the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 11(b).

                  (i) PERFORMANCE GOALS GENERALLY. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 11(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

                  (ii) BUSINESS CRITERIA. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index or the S&P Specialty Retailer Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings;
                  (13) working capital or inventory; and (14) ratio of debt to stockholders' equity. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 11 hereof that are intended to qualify as "performanced-based compensation under Code Section 162(m).

                  (iii) PERFORMANCE PERIOD; TIMING FOR ESTABLISHING PERFORMANCE GOALS. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code
                  Section 162(m).

                  (iv) PERFORMANCE AWARD POOL. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 11(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with
                  Section 11(b)(iii) hereof. The

                  Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

                  (v) SETTLEMENT OF PERFORMANCE AWARDS; OTHER TERMS. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

         (c) ANNUAL INCENTIVE AWARDS GRANTED TO DESIGNATED COVERED EMPLOYEES. If and to the extent that the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 11(c).

                  (i) ANNUAL INCENTIVE AWARD POOL. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 11(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 11(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

                  (ii) POTENTIAL ANNUAL INCENTIVE AWARDS. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 11(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 11(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee.

                  (iii) PAYOUT OF ANNUAL INCENTIVE AWARDS. After the end of each fiscal year, the

                  Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as an Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no Award whatsoever. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

         (d) WRITTEN DETERMINATIONS. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under
         Section 11(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 11(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards if and to the extent required to comply with Code Section 162(m).

         (e) STATUS OF SECTION 11(b) AND SECTION 11(c) AWARDS UNDER CODE SECTION 162(m). It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 11(b) and 11(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute "qualified performance-based compensation" within the meaning of Code
         Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 11(b), (c) and (d) and Section 3(b) hereof, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

         12. ADJUSTMENTS.

         (a) In the event that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares such that a substitution or adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, or because the Company shall cease to exist as a result of such transaction, then the Committee shall, in such manner as it may deem equitable, substitute or adjust any or all of (i) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of Shares by which annual per-person Award limitations are measured under Section 3 hereof, (iii) the number and kind of Shares subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Code
         Section 162(m)) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary, Affiliate or any business unit, or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any Subsidiary, Affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Performance Awards or Annual Incentive Awards granted hereunder to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

         (b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of (or, in the case of Options, the exercise price) for Shares then subject to outstanding Awards granted under the Plan.

         (c) Without limiting the generality of the foregoing, the existence of outstanding Awards granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options;
         (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         13. CHANGE IN CONTROL.

         (a) EFFECT OF CHANGE IN CONTROL. If and to the extent provided in the Award, in the event of a "Change in Control," as defined in Section 13(b), the following provisions shall apply:

                  (i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control;

                  (ii) The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control; and

                  (iii) With respect to any such outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

         (b) DEFINITION OF CHANGE IN CONTROL. A "Change in Control" shall be deemed to occur:

                  (i) if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan) that has the result that stockholders of the Company immediately before such transaction cease to own at least fifty percent (50%) of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction; or

                  (ii) if the stockholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned);

                  (iii) if the stockholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned); or

                  (iv) the acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 20% of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) the Company or its Subsidiaries, (2) any person, entity or "group" that as of the date on which the Award is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company or its Subsidiaries.

         14. TRANSFERABILITY OF AWARDS. No Award or other right or interest of a Participant under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary or Affiliate), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs) may be transferred to one or more beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers and exercises are permitted by the Committee or the Board pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee or the Board may impose thereon, and further subject to any prohibitions or restrictions on such transfers pursuant to Rule 16b-3). A beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee or the Board, and to any additional terms and conditions deemed necessary or appropriate by the Committee or the Board.

         15. ISSUANCE OF SHARES.

         (a) Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

         (b) As a condition to any sale or issuance of Shares pursuant to this Plan, the Committee may require such agreements or undertakings as the Committee may deem necessary or advisable to facilitate compliance with any applicable law or regulation including, but not limited to, the following:

                  (i) a representation and warranty by the Participant to the Company, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                  (ii) a representation, warranty and/or agreement to be bound by any legends endorsed upon the certificate(s) for such Shares that are, in the opinion of the Committee, necessary or appropriate to facilitate compliance with the provisions of any securities laws deemed by the Committee to be applicable to the issuance and transfer of such Shares.

         16. ADMINISTRATION OF THE PLAN.

         (a) The Plan shall be administered by a committee appointed by the Board (the "Committee") which shall consist of not less than two Directors, each of whom shall be Outside Directors. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 promulgated under the Securities Exchange Act and Section 162(m) of the Internal Revenue Code. The Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment of the Board.

         (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations by the Committee, and the interpretation and construction of any provision of the Plan or any Award by the Committee, shall be final and conclusive.

         (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

         (d) The Board may reserve to itself the power to grant Awards to employees or Directors of the Company or any Subsidiary or Affiliate who are not Covered Employees. If and to the extent that the Board reserves such powers, then all references herein to the Committee shall refer to the Board with respect to Awards granted by the Board.

         17. CERTAIN PROVISIONS APPLICABLE TO AWARDS.

         (a) STAND-ALONE, ADDITIONAL, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, Affiliate or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of a Participant to receive payment from the Company or any Subsidiary or Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Subsidiary or Affiliate, in which the value of the Shares subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

         (b) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Section 422 of the Code).

         (c) FORM AND TIMING OF PAYMENT UNDER AWARDS; DEFERRALS. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events. Installment or deferred payments may be required by the Committee (subject to Section 20 of the Plan) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of dividend equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

         18. WITHHOLDING OR DEDUCTION FOR TAXES. If at any time specified herein for the making of any issuance or delivery of any Award or Shares to any Participant or beneficiary, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company, any Subsidiary or Affiliate, as appropriate, to withhold, or to make any deduction for, any taxes or take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Participant or beneficiary, or other appropriate action shall have been taken.

         19. INTERPRETATION.

         (a) As it is the intent of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under the Securities Exchange Act ("Rule 16b-3"), any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Committee or the Board may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

         (b) The Plan and any Option agreements entered into pursuant to the Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under section 422 of the Internal Revenue Code. If any provision of the Plan or any such Option agreement should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan and the Option agreement shall be construed and enforced as if such provision had never been included in the Plan or the Option agreement.

         (c) This Plan shall be governed by the laws of the State of Florida.

         (d) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

         (e) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         20. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Committee or the Board may from time to time amend, suspend or terminate the Plan or any Award; provided, however, that, any amendment to the Plan shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Internal Revenue Code) or the rules of any Stock exchange or automated quotation system on which the Common Stock may then be listed or granted. Except to the extent provided in this Plan, no amendment, suspension or termination of the Plan or any Award issued hereunder shall substantially impair the rights or benefits of any Participant pursuant to any Award previously granted without the consent of the Participant.

         21. UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law

         22. EFFECTIVE DATE AND TERMINATION DATE. The effective date of the Plan is September 1, 2000 provided that the shareholders shall approved the Plan by November 1, 2000, and the Plan shall terminate on the 10th anniversary of the effective date.

PROXY

                             HAMILTON BANCORP INC.


   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned does hereby constitute and appoint EDUARDO A. MASFERRER, or failing him, JUAN CARLOS BERNACE, or failing him, J. REID BINGHAM and each of them with power of substitution to each, the proxies of the undersigned to vote all shares of HAMILTON BANCORP INC. which the undersigned may be entitled to vote at the Annual Meeting of its stockholders to be held on October 23, 2000, at 10:00 a.m., local time, and at any adjournment or adjournments thereof upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or adjournment thereof. Said proxies are directed to vote or to refrain from voting as checked below upon the following matters, and otherwise in their discretion upon other matters in connection with the following or otherwise as may properly come before the meeting or any adjournment thereof.

                         (Continued on the other side)


PLEASE MARK YOUR CHOICE IN DARK INK PER THE EXAMPLE IN THE UPPER RIGHT HAND CORNER AND SIGN AND DATE BELOW.

                                                                                                        Please mark
                                                                                                        your votes as  [X]
                                                                                                        indicated in
                                                                                                        this example



1.  ELECTION OF DIRECTORS.                                  2.  APPROVAL OF 2000 EXECUTIVE INCENTIVE COMPENSATION PLAN.

         VOTE FOR                  WITHHOLD
       ALL (except                  FROM
        as marked                  VOTING
     to the contrary               FOR ALL                         FOR             AGAINST        ABSTAIN
         below)

          [ ]                       [ ]                            [ ]               [ ]            [ ]

To withhold a vote for any individual director, please strike a line through the name below.

William Alexander                       George Lyall
Juan Carlos Bernace                     Eduardo A. Masferrer
Ronald Frazier                          Ben L. Moyer
Ronald A. Lacayo

                                                                    (1) PLEASE DATE, SIGN EXACTLY AS YOUR NAME APPEARS,
                                                                        AND RETURN THIS FORM IN THE ENCLOSED ENVELOPE.

                                                                    (2) Your Shares will be voted according to your instructions.
                                                                        If you do not indicate specific instructions in the spaces provided above, but you properly sign the instruction card, your shares will be voted "FOR".




Signature __________________________________________________ Date ______________